                                    EXHIBIT 5

                   Opinion of Carmine J. Bua, III relating to issuance of shares of securities pursuant to the above Compensation Agreements


                                 Law Offices of
                               Carmine J. Bua, III
                      3838 Camino Del Rio North, Suite 333
                            San Diego, CA  92108-1789



                                December 29, 1997

Securities and Exchange Commission
450 Fifth Street, NW Judiciary Plaza
Washington, DC  20549

RE : Legal Opinion for CUSTOMER SPORTS, INC.
     S-8 Registration Statement

Ladies and Gentlemen:

     This office represents CUSTOMER SPORTS, INC., a Utah corporation (the "Registrant") in connection with the Registrant's Registration Statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement"), which relates to the registration of a total of 4,450,000 shares of the Registrant's Common Stock issuable pursuant to "Compensation Agreements Between Registrant and John Vanover, Robert C. Brehm Consulting, Inc., and Roy Meadows" for performance of certain consulting and management services (the "Registered Securities"). In connection with my representation, I have examined such documents and undertaken such further inquiry as I consider necessary for rendering the opinion hereinafter set forth.

     Based on the foregoing, it is my opinion the Registered Securities, when sold as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

     I acknowledge that I am referred to under the heading "Legal Matters" in the Prospectus which is part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and I hereby consent to such use of my name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.


                                   /s/ Carmine J. Bua, III